                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

       /_/      Preliminary Proxy Statement

       /_/      Confidential,  for Use of the  Commission  Only (as permitted by
                Rule 14a-6(e)(2))

       /_/      Definitive Proxy Statement

       /_/      Definitive Additional Materials

       /X/      Soliciting Material Under Rule 14a-12

                             COMPUTER HORIZONS CORP.
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                (Name of Registrant as Specified in Its Charter)

                      CRESCENDO PARTNERS II L.P., SERIES R
                          CRESCENDO INVESTMENTS II, LLC
                                 ERIC ROSENFELD
                         F. ANNETTE SCOTT FLORIDA TRUST
                         RICHARD L. SCOTT FLORIDA TRUST
                     SCOTT FAMILY FLORIDA PARTNERSHIP TRUST
                       RICHARD L. SCOTT INVESTMENTS, LLC
                                RICHARD L. SCOTT
                                STEPHEN T. BRAUN
                                 KARL L. MEYER
                               ROBERT F. WALTERS
                                 FRANK J. TANKI
                                WILLEM VAN RIJN
                   THE COMPUTER HORIZONS FULL VALUE COMMITTEE
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   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/    No fee required.

     /_/    Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
            0-11.

     (1)    Title of each class of securities to which transaction applies:

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     (2)    Aggregate number of securities to which transaction applies:

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     (3)    Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)    Proposed maximum aggregate value of transaction:

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     (5)    Total fee paid:

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     /_/    Fee paid previously with preliminary materials:

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     /_/    Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount previously paid:

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     (2)    Form, Schedule or Registration Statement No.:

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     (3)    Filing Party:

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     (4)    Date Filed:

                                       -2-

     The Computer Horizons Full Value Committee (the "Committee"), together with the other  participants  named  herein,  is filing  materials  contained in this
Schedule 14A with the Securities and Exchange  Commission  ("SEC") in connection with the  solicitation  of proxies to remove and replace the  existing  Board of
Directors of Computer  Horizons Corp.  (the  "Company") at a special  meeting of shareholders scheduled to be held on September 22, 2005.

     Item 1: On  September  2, 2005,  the  following  article was  published  on
TheDeal.com, an online business and financial newsweekly.

INVESTORS NIX COMPUTER HORIZONS DEAL
BY DAVID SHABELMAN Posted 04:06 EST, 2, Sep 2005

COMPUTER  HORIZONS  CORP.  shareholders  have voted down a proposed  deal by the technology staffing firm to buy ANALYSTS INTERNATIONAL CORP. for $99 million.

The  results  are a victory for New York hedge fund  CRESCENDO  PARTNERS,  which lobbied for weeks to halt the deal on grounds that it overvalued the target.

"It was a forceful  endorsement by shareholders to have the merger  terminated,"
said  Eric  Rosenfeld,   managing  partner  with  Crescendo,   which  represents
shareholders owning 10.3% of Computer Horizons shares.

Computer  Horizons  shares  rose  16%  to  $4.12  in  midday  trading;  Analysts
International shares fell 13.5% to $3.08.

Mountain Lakes,  N.J.-based  Computer  Horizons and  Minneapolis-based  Analysts
International provide information  technology advisory and outsourcing services.
Terms called for Analysts  International  shareholders to receive 1.15 shares of
Computer Horizons stock for each of their shares.  Although the companies deemed the deal a merger of equals, Computer Horizons shareholders would have owned 52%
of the combined entity.

Computer  Horizons  said  official  results  of  the  shareholder  vote  on  the transaction  would  be  completed  within  two  to  three  business  days.  In a statement,  Computer Horizons CEO William Murphy said the company would continue to explore  strategic  alternatives.  Company  officials  were not available for further comment. Analysts International did not return calls seeking comment.

The move by investors to overturn  the deal also  suggest  Crescendo  has a good shot at  unseating  Computer  Horizons  board  members  at a special  meeting of shareholders  scheduled for Sept. 22. The hedge fund is asking  shareholders  to remove  all eight of the  company's  directors,  reduce the size of the board to five members and elect its slate of nominees.

Rosenfeld  said that if his  group's  candidates  are  elected,  the board would explore selling all or parts of the company, repurchasing stock or spinning off certain  divisions.  The group was  emboldened  by a  disclosure  from  Computer
Horizons in July that it discussed a potential acquisition of the company with a competitor, though no offer was made.

"We're going to look at all the  alternatives to see what makes the most sense,"
Rosenfeld said. "A new slate, if elected, would hire an investment bank and look at all alternatives."

Brian Horey,  general  partner with New York hedge fund AURELIAN  PARTNERS LP, a shareholder  in Computer  Horizons  that had  opposed  the  purchase of Analysts
International, said the vote did not surprise him.

"The deal was so clearly skewed toward Analysts  International in its terms," he said.  "Reading  the merger  document  it was pretty  clear  management  did not consider all its options."

Horey said he plans to back  Crescendo's  nominees  in the board vote later this month.  Aurelian and New York hedge fund GRAHAM PARTNERS LP, which also came out publicly against the deal, together own 1.3% of Computer Horizons.

Horey,  however,  said he does not necessarily favor selling the company. "I can envision a number of  scenarios  where  value is derived  from not  selling  the company or selling parts of it," he said.

     Item 2: On September 2, 2005,  the  following  article was published in the
Daily Record.

COMPUTER HORIZONS INVESTORS DEFEAT $90M ANALYSTS MERGER

SHAREHOLDERS NOW WILL VOTE ON WHETHER TO REPLACE THE BOARD

BY TIM O'REILEY, DAILY RECORD

HANOVER -- Computer Horizons Corp. shareholders set the stage for another battle to gain control of the Mountain  Lakes-based company by defeating a proposed $90 million merger with Analysts International on Friday.

The final tally of the vote,  which came after weeks of intense  lobbying by the opposing sides, will not be announced until Wednesday.

But  Computer  Horizons  chief  executive  William J.  Murphy said the margin of defeat was less than the 10.3 percent stake held by Crescendo  Partners,  headed by New York hedge fund investor Eric Rosenfeld.

Rosenfeld spearheaded the opposition to the merger plan.

"It was not a landslide," Murphy said.

Shortly after the special  shareholders' meeting to formally consider the merger adjourned,  the board of  directors  convened to map out a  last-ditch  strategy aimed at  persuading  shareholders,  through a series of  meetings to begin next week, not to carry their unhappiness to the next step.

On Sept. 22, another  special  meeting will convene for  shareholders to vote on whether the incumbent board should be ousted and replaced with a slate picked by
Rosenfeld.

"We are going to  address  (shareholder)  concerns  and pursue  alternatives  to maximize shareholder value,"Murphy said.

Rosenfeld promised that his board candidates would conduct a fresh review of the company's options, including selling it or breaking it up.

This would throw into  question the futures of the  company's  1,800  employees, including about 125 at the Mountain Lakes headquarters and 1,100  subcontractors used by the company for individual projects.

After news of the defeated  merger,  Computer  Horizons'shares  jumped nearly 18
percent,  or  64  cents  a  share,  to  close  at  $4.20  on  Friday.   Analysts
International, based in Minneapolis, saw its stock drop 50 cents, or 14 percent, to $3.06.

With the results known to both sides ahead of time, the meeting lacked the sharp questioning and debate that dominated  Computer Horizons' annual meeting in May.
Murphy and Rosenfeld took less than five minutes each to read summaries of their positions without emotion.

Former  chairman  and  chief  executive  John J.  Cassesse,  who  voiced a sharp critique of the deal at the annual  meeting and offered to  coordinate an effort to oust the board, did not attend the meeting.

However,  Cassesse,  a company  founder who owns slightly less than 5 percent of the stock,  said he had decided not to take an active role in the proxy fight on the advice of his attorney.

"Crescendo is essentially  echoing what I said, so there is no need for me to be out there," Cassesse said while declining to say how he voted.

"The vote didn't surprise me. I'm not happy with what is going on there."

Computer  Horizons  derives  about half of its revenue  from sending its systems consultants to various clients on a contract basis.

Although  business  boomed in the late  1990s with  demand to  rewrite  computer programs to work after the turn of the  millennium,  revenues  have fallen since then and losses have mounted.

For four years, the stock has stayed mostly between $2.50 and $5 a share,  about one-tenth of where it crested in the boom days.

To remedy this,  Computer Horizons agreed to merge with Analysts  International, which  would  have  created a company  with about  $600  million  in sales.  The headquarters would have moved to Minneapolis.

Computer  Horizons  executives  argued  that the larger  company and lower costs would  help  revive  the  flagging  staffing  business  while  building a larger customer base that could be steered to the quickly  growing  Chimes  subsidiary, which handles corporate human resource functions.

Rosenfeld and others  countered that Computer  Horizons should have stuck to its previous strategy of eventually exiting staffing, an area where low-cost foreign competition increasingly has gained market share and cut profit margins.

They also argued that  Computer  Horizons  agreed to pay too much for  Analysts, which has suffered  declining  fortunes,  and that the deal would greatly dilute their  stake in  Chimes  and the  subsidiary  that  specializes  in work for the federal government.

After the exchange of shares, Computer Horizons stockholders would have owned 51 percent of the combined company.

Murphy,  who had  described  the  opponents  as a "vocal  minority,"  broke  the sentiments against the deal into several categories, including those who want to mount a hostile  takeover,  those who thought that Computer  Horizons was paying too much and those who did not want to dilute their stakes in Chimes.

Rosenfeld said shareholders who voted no did not believe in the basic premise of the  deal.  He said  some  were not  inclined  to give the  incumbent  board and management a third chance.

He said  they  failed  in their  second  chance  after  the  defeat of a hostile takeover  bid two years ago did not lead to an  improvement  in the stock price.
"There was a feeling that they had their shot," Rosenfeld said.

Edward I. Metz Sr. of Montville,  a retired  investment banker who has consulted with Computer Horizons, voted his shares in favor of the merger.

"This is something the company should have done six years ago," he said.

"What I hear from the opposition is smoke.  The company is only worth $6 a share if someone is willing to pay it."

     Item 3: On September 3, 2005,  the  following  article was published in The
Star-Ledger.

COMPUTER HORIZONS DEAL VOTED DOWN
EARLY COUNT REVEALS INVESTORS' RARE STANCE

Saturday, September 03, 2005

BY GREG SAITZ

STAR-LEDGER STAFF

Shareholders  of Computer  Horizons  scuttled a proposed  merger  with  Analysts
International, according to preliminary voting tallies released yesterday.

The  rebuke -- a  relatively  rare  occurrence  in the world of mergers -- was a victory  for a group of  shareholders  who  opposed  the  merger on the  grounds
Computer  Horizons  was paying too much and  getting  too little in return.  The
Mountain  Lakes-based  information  technology  company agreed in April to merge with  Analysts  International  of  Minneapolis  in an stock  deal  valued at $88 million.

Although  Computer Horizons said the merger would create a larger company better able to  compete,  and save as much as $15 million in costs,  some  shareholders weren't convinced.  Eric Rosenfeld,  president of Crescendo Partners, which owns
about  7.7  percent  of  the  company,   said  the  merger  would  have  diluted
shareholders' stake in some of Computer Horizons' most profitable businesses.

"We're very happy with the preliminary  results that show the  shareholders  are voting down the merger,"  Rosenfeld said after a meeting at the Hanover Marriott that attracted about 75 people. "We think it was not a merger that created value for shareholders."

The company will hold another shareholder meeting Wednesday to release the final voting  results.  Chief Executive  William Murphy said the  preliminary  results weren't "a landslide"  victory for the opposing  shareholder  group, which calls itself the Computer Horizons Full Value Committee.

But he said more than 50 percent of the voting  shareholders did not approve the merger. Specific figures won't be available for several days.

The board of directors met yesterday  afternoon and Murphy said the company will talk with the opposition  shareholders about what they didn't like regarding the merger.  "We heard the  shareholders  and now we're going to do something  about that," he said.

But  stockholders  may not be done talking.  Rosenfeld and his group are holding another  shareholder  meeting  Sept.  22 to vote on  whether  to remove  all the directors of Computer Horizons and appoint replacements he has chosen.

Rosenfeld said if that vote is successful,  he wants to hire an investment  bank to explore other options for the company.  Those could include  another  merger, having  the  company be  acquired  itself or selling  off  certain  parts of the business.

Murphy  called the  proposal to remove the entire  board a "radical  and unusual event" that would hurt company employees and the business in general.

The fact that shareholders  voted down a deal both companies' boards recommended for approval is unusual itself. Ann Yerger, executive director of the Council of
Institutional Investors, said such votes are a "very rare occurrence."

"It's been a long-term  question  because a lot of times these  mergers  haven't been value additive for investors" who approve them anyway, she said.

GREG SAITZ MAY BE REACHED AT GSAITZ@STARLEDGER.COM OR (973) 392-7946.

(C) 2005 The Star Ledger

(C) 2005 NJ.com All Rights Reserved.

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

The Computer Horizons Full Value Committee (the "Committee"),  together with the other  Participants (as defined below),  has made a preliminary  filing with the
SEC of a proxy statement and accompanying proxy card to be used to solicit votes to remove and replace the  Company's  existing  Board of  Directors at a special meeting of shareholders scheduled to be held on September 22, 2005 (the "Special
Meeting").

THE  COMMITTEE  ADVISES  ALL  SHAREHOLDERS  OF THE  COMPANY  TO READ  THE  PROXY
STATEMENT  AND OTHER PROXY  MATERIALS  RELATING  TO THE SPECIAL  MEETING AS THEY
BECOME  AVAILABLE  BECAUSE  THEY  CONTAIN  IMPORTANT  INFORMATION.   SUCH  PROXY
MATERIALS   ARE   AVAILABLE   AT  NO   CHARGE   ON  THE   SEC'S   WEB   SITE  AT
HTTP://WWW.SEC.GOV.  IN ADDITION,  THE  PARTICIPANTS  IN THE  SOLICITATION  WILL
PROVIDE COPIES OF THE PROXY MATERIALS,  WITHOUT CHARGE,  UPON REQUEST.  REQUESTS
FOR COPIES SHOULD BE DIRECTED TO THE  PARTICIPANTS'  PROXY SOLICITOR,  MACKENZIE
PARTNERS,  INC.,  AT ITS  TOLL-FREE  NUMBER:  (800)  322-2885  OR BY E-MAIL  AT:
PROXY@MACKENZIEPARTNERS.COM.

THE  PARTICIPANTS  IN THE PROXY  SOLICITATION  ARE  CRESCENDO  PARTNERS II L.P.,
SERIES R,  CRESCENDO  INVESTMENTS  II, LLC,  ERIC  ROSENFELD,  F. ANNETTE  SCOTT
FLORIDA TRUST,  RICHARD L. SCOTT FLORIDA TRUST, SCOTT FAMILY FLORIDA PARTNERSHIP
TRUST,  RICHARD L. SCOTT INVESTMENTS,  LLC, RICHARD L. SCOTT,  STEPHEN T. BRAUN,
KARL L.  MEYER,  ROBERT F.  WALTERS,  FRANK J.  TANKI,  WILLEM  VAN RIJN AND THE
COMPUTER  HORIZONS  FULL  VALUE  COMMITTEE  (THE  "PARTICIPANTS").   INFORMATION
REGARDING THE PARTICIPANTS  AND THEIR DIRECT OR INDIRECT  INTERESTS IS AVAILABLE
IN  THEIR  SCHEDULE  13D  JOINTLY  FILED  WITH  THE SEC ON  JULY  22,  2005,  AS
SUBSEQUENTLY AMENDED ON JULY 27, 2005, AUGUST 19, 2005 AND SEPTEMBER 2, 2005.